As filed with the Securities and Exchange Commission on February 4, 2010

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GameStop Corp.

(Exact name of registrant as specified in its charter)

                              Delaware                                                                                                                          20-2733559

             (State or other jurisdiction of                                                                                                      (I.R.S. Employer

            incorporation or organization)                                                                                                   Identification No.)

                 625 Westport Parkway

                       Grapevine, Texas                                                                                                                         76051

   (Address of Principal Executive Offices)                                                                                                 (Zip Code)

Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan
(Full title of the plan)

Daniel A. DeMatteo
Chief Executive Officer
GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051
(817) 424-2000
(Name, address and telephone number of agent for service)

Copies to:

Jay M. Dorman, Esq.
Bryan Cave LLP
1290 Avenue of the Americas
New York, New York  10104

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, par value $.001 per share	3,000,000(2)	$19.87	$59,610,000.00	$4,250.19

(1)           Estimated solely for purposes of calculating the registration fee.  Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security as reported on the New York Stock Exchange on February 1, 2010.

(2)           Represents the increase in the maximum number of shares of Class A Common Stock reserved for issuance under the Registrant’s Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan.  43,500,000 shares of Class A Common Stock have been previously registered under GameStop Holdings Corp.’s Registration Statement on Form S-8 (No. 333-82652) filed February 13, 2002 and Registration Statement on Form S-8 (No. 333-126154) filed June 27, 2005 and GameStop Corp.’s Registration Statement on Form S-8 (No. 333-144777) filed July 23, 2007.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization, anti-dilution provisions or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common Stock.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

            Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 3,000,000 shares of Class A Common Stock, par value $.001 per share, of the Registrant reserved for issuance under the Registrant’s Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan.  The Company’s Board of Directors and shareholders approved this increase.  Pursuant to and as permitted by General Instruction E to Form S-8, the contents of GameStop Holdings Corp.’s Registration Statements on Form S-8, File No. 333-82652 and No. 333-126154 and GameStop Corp.’s  Registration Statement on Form S-8, File No. 333-144777, including, without limitation, periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information about the Registrant are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1        Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 22, 2009).

5.1        Opinion of Bryan Cave LLP, counsel to GameStop Corp., as to certain legal matters in connection with the shares of Class A Common Stock being registered.

23.1      Consent of BDO Seidman, LLP.

23.2      Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1      Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on the 4th day of February, 2010.

GAMESTOP CORP.

By:	/s/ Daniel A. DeMatteo
Daniel A. DeMatteo
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint R. Richard Fontaine, Daniel A. DeMatteo and Catherine R. Smith, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ R. Richard Fontaine
R. Richard Fontaine	Executive Chairman of the Board and Director	February 4, 2010
/s/ Daniel A. DeMatteo
Daniel A. DeMatteo	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2010
/s/ Catherine R. Smith
Catherine R. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2010
/s/ Robert A. Lloyd
Robert A. Lloyd	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 4, 2010
/s/ Jerome L. Davis
Jerome L. Davis	Director	February 4, 2010
/s/ Steven R. Koonin
Steven R. Koonin	Director	February 4, 2010
/s/ Leonard Riggio
Leonard Riggio	Director	February 4, 2010

/s/ Michael N. Rosen
Michael N. Rosen	Director	February 4, 2010
/s/ Stephanie M. Shern
Stephanie M. Shern	Director	February 4, 2010
/s/ Stanley P. Steinberg
Stanley P. Steinberg	Director	February 4, 2010
/s/ Gerald R. Szczepanski
Gerald R. Szczepanski	Director	February 4, 2010
/s/ Edward A. Volkwein
Edward A. Volkwein	Director	February 4, 2010
/s/ Lawrence S. Zilavy
Lawrence S. Zilavy	Director	February 4, 2010

EXHIBIT INDEX

4.1        Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 22, 2009).

5.1        Opinion of Bryan Cave LLP, counsel to GameStop Corp., as to certain legal matters in connection with the shares of Class A Common Stock being registered.

23.1      Consent of BDO Seidman, LLP.

23.2      Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1      Power of Attorney (included on signature page of this Registration Statement).